UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 13, 2015

Natural Health Trends Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26272	59-2705336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas 75205

(Address of Principal Executive Offices, including Zip Code)

(972) 241-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 13, 2015, Natural Health Trends Corp. (the “Company”) held its 2015 annual meeting of stockholders in Rancho Palos Verdes, California. At the annual meeting, there were 12,482,356 shares entitled to vote, and 9,426,454 shares (75.51%) were represented at the meeting in person or by proxy.

At the annual meeting, George K. Broady, Kin Y. Chung, Randall A. Mason, Christopher R. O’Brien and Chris T. Sharng were elected directors by a plurality of the votes.

Also at the annual meeting, the Company’s stockholders voted to approve, by non-binding vote, the compensation of the Company’s named executive officers; voted to approve, by non-binding vote, the frequency of a vote on the compensation of the Company’s named executive officers to be three years; and voted to ratify the appointment of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The following summarizes the vote results for these matters submitted to the Company’s stockholders for action at the annual meeting:

1.	The election of the following persons to serve as directors of the Company until the next annual meeting of stockholders:

Nominees	For	Withheld	Broker Non-Votes

George K. Broady	4,865,423	4,729	4,556,302
Kin Y. Chung	4,865,465	4,687	4,556,302
Randall A. Mason	4,867,523	2,629	4,556,302
Christopher R. O’Brien	4,867,523	2,629	4,556,302
Chris T. Sharng	4,867,523	2,629	4,556,302

2.	The proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers.
Votes For	Votes Against	Abstentions	Broker Non-Votes
4,840,327	25,273	4,552	4,556,302

3.	The proposal to approve, by non-binding vote, the frequency of votes on the compensation of the Company’s named executive officers.
1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
522,882	32,259	4,312,179	2,832	4,556,302

4.	The proposal to ratify the appointment of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.
Votes For	Votes Against	Abstentions
9,418,404	7,111	939

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer